AGREEMENT


        This Agreement is made on January 9, 1996, by and between Daniel J. Terra; 990 Skokie Boulevard; Northbrook, Illinois 60062 ("Terra") and Lawter International, Inc.; 990 Skokie Boulevard; Northbrook, Illinois 60062 ("Lawter").

        Lawter desires to receive a "put" option from Terra and Terra is willing to offer to Lawter a "put" for Idexx Laboratories, Inc. ("Idexx") common stock, $.10 par value, under the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and the payment of ten dollars ($10.00) in hand paid to Terra, it is hereby agreed as follows:

1. Lawter intends to purchase in the open market sufficient shares of Idexx stock to total approximately $10,000,000.

2. Terra hereby grants to Lawter an option ("option" or "put") pursuant to which Lawter may sell the Idexx shares, referred to in item 1 above, to Terra at a price one dollar per share lower than Lawter's average purchase price per share net of commission of Idexx. This option may be exercised by Lawter in whole between December 10 and December 20, 1996 by giving twenty (20) days prior written notice to Terra specifying a date and a place for the closing of such purchase exercise which is not to be later than December 26, 1996.

3. In order to induce Terra to enter into this Agreement, Lawter agrees and warrants to Terra as follows:

        (a) This Agreement has been duly authorized, executed and delivered by Lawter in accordance with its terms and pursuant to the authorization of the Board of Directors given on January 9, 1996.

        (b) Neither the execution and delivery of this Agreement, the consummation of the transaction contemplated above nor compliance with the terms, conditions and provisions hereof will conflict with or result in a breach of or violation of any of the terms, conditions, or provisions of Lawter's Certificate of Incorporation or By-Laws or any material Agreement or instrument to which Lawter is a party.

4. This Agreement is binding upon Terra, his heirs, executor assigns and successors.

        IN WITNESS WHEREOF Lawter and Terra have executed this Agreement on January 9, 1996

                                                     LAWTER INTERNATIONAL, INC.
ATTEST:

By:  /s/ William S. Russell                            By:  /s/ John O'Mahoney
     -----------------------                                --------------

Its: V.P. Finance                                      Its: CEO


                                                       /s/ Daniel J. Terra
                                                           ----------------
                                                           Daniel J. Terra